UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

August 15, 2006

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code  (212) 937-8442

Corumel Minerals Corp.
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01.

Changes in Registrant’s Certifying Accountant.

(a)

Previous independent accountants

(i)

On August 10, 2006, Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants (“RBSM”) resigned as the independent accountants of Prospero Minerals Corp.

(ii)

The report of RBSM on the financial statements for the fiscal year ended March 31, 2005, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. The report of RBSM on the financial statements for the fiscal year ended March 31, 2005 and for the period from July 23, 2002 (Date of Inception) to March 31, 2005 contained an explanatory paragraph related to substantial doubt about the Company’s ability to continue as a going concern.

(iii)

Prospero’s Board of Directors did not recommend the decision to change independent accountants.

(iv)

In connection with its audits for the fiscal year ended March 31, 2005, and through August 10, 2006, there have been no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b)

New independent accountants

Prospero has now engaged a new independent accountant at this time.  Prospero has secured the services of Lawrence Scharfman & Co. Certified Public Accountants, P.C., Boynton Beach, Florida.

Form 8-K	Prospero Minerals Corp.	Page 2

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
16.1	Letter to Securities and Exchange Commission dated August 14, 2006 from Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO MINERALS CORP.

/s/ Darvie D. Fenison
By:
Dated: August 15, 2006	Darvie D. Fenison - Secretary